UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012 (August 6, 2012)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an off-Balance Sheet Arrangement of a Registrant.

Effective August 6, 2012, Avago Technologies Finance Pte. Ltd. (“Avago Finance”), a subsidiary of Avago Technologies Limited, increased the aggregate commitments under its unsecured revolving credit facility (the “Credit Facility”) from $200,000,000 to $300,000,000, pursuant to its exercise of the accordion feature under the Credit Agreement dated March 31, 2011, as amended on July 28, 2011, by and among Avago Finance as borrower, Avago Technologies Holding Pte. Ltd., Avago Technologies International Sales Pte. Limited, Avago Technologies U.S. Inc., and Avago Technologies General IP (Singapore) Pte. Ltd. as guarantors, the lenders named therein, and Citicorp International Limited, as administrative agent (the “Credit Agreement”). No amounts have been borrowed under the Credit Facility and the Credit Agreement continues to operate pursuant to its existing terms and conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 10, 2012

Avago Technologies Limited

By:	/s/ Douglas R. Bettinger
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer